UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 20, 2016
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

On July 20, 2016, Canadian Pacific Railway Limited (the “Company”) announced that it reached a three-year, post-retirement consulting agreement (the “Consulting Agreement”) with E. Hunter Harrison, the Company’s current Chief Executive Officer (“CEO”).

The Consulting Agreement will become effective on July 3, 2017, subject to Mr. Harrison’s remaining an employee in good standing through such date, and will expire on July 2, 2020, unless terminated earlier pursuant to its terms. The Consulting Agreement may be terminated by either party if the other party fails to comply with the Consulting Agreement (subject to written notice and a 15-day cure period), and Mr. Harrison may terminate the Consulting Agreement at any time upon 30 days’ written notice.

During the term of the Consulting Agreement, Mr. Harrison will be entitled to receive fees of $83,333.34 per month, plus any applicable taxes, as well as reimbursement for any reasonable, out-of-pocket business expenses.

The Consulting Agreement also contains customary restrictive covenants, including perpetual nondisclosure of confidential information, return of Company property, assignment of developments, and, during the term of the Consulting Agreement and for 2 years thereafter, noncompetition and nonsolicitation of employees, customers, and suppliers.

A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2016, the Company announced that the Board of Directors reached an agreement (the “Employment Agreement”) with Keith Creel to serve as the Company’s next CEO. Currently serving as the Company’s President and Chief Operating Officer, Mr. Creel will become President and CEO effective July 1, 2017 (or such earlier date on which the parties agree that Mr. Creel will begin his duties as CEO because of the earlier-than-anticipated departure of Mr. Harrison), subject to Mr. Creel’s remaining an employee in good standing through such date.

Mr. Creel was appointed as the Company’s President and Chief Operating Officer in February 2013 and has been a director of the Company since May 2015. Prior to joining the Company, Mr. Creel was Executive Vice President and Chief Operating Officer at Canadian National (CN). He held various positions at CN including executive Vice President, Operations, Senior Vice President Eastern Region, Senior Vice President Western Region, and Vice President of the Prairie Division. Mr. Creel began his railroad career at Burlington Northern Railway in 1992 as an intermodal ramp manager in Birmingham, Alabama. He also spent part of his career at Grand Trunk Western Railroad as a superintendent and general manager and at Illinois Central Railroad (prior to its merger with CN in 1999) as a trainmaster and director of corridor operations. Mr. Creel obtained a Bachelor of Science in Marketing from Jacksonville State University. He also completed the Advanced Management Program at the Harvard Business School. Mr. Creel has a military background as a commissioned officer in the US Army, during which time he served in the Persian Gulf War in Saudi Arabia. Mr. Creel was the 2014 recipient of the “Railroad Innovator Award,” from Progressive Railroading and RailTrends, which award recognizes an individual’s outstanding achievement in the rail industry.

There is no arrangement or understanding with any person pursuant to which Mr. Creel will be appointed as CEO. There are no transactions or relationships between the Company and Mr. Creel that are reportable under Item 404(a) of Regulation S-K.

Employment Agreement

Pursuant to the terms of the Employment Agreement, Mr. Creel will serve as President and CEO of the Company from July 1, 2017 (the “Effective Date”), until terminated in accordance with the terms of the Employment Agreement. Mr. Creel will be entitled to receive a base salary at an annual rate of $1,125,000 and will be eligible to earn an annual bonus each year with a target opportunity equal to 120% of base salary. The annual bonus will be based upon the achievement of certain corporate performance goals (which will account for 75% of the bonus) and individual goals (which will account for 25% of the bonus). Mr. Creel will be entitled to the opportunity to earn a full annual bonus for the 2017 calendar year based on his full-year CEO target regardless of the date he actually assumes his duties as CEO. Based on the Company’s current practice, Mr. Creel’s maximum bonus opportunity will be 240% of base salary. In addition, beginning in 2018, Mr. Creel will be eligible to receive an annual long-term incentive grant consisting of a mix of options and performance share units with an annual target grant value equal to 400% of base salary.

The Employment Agreement provides that Mr. Creel will receive an initial grant of performance stock options (the “Initial Grant”) on the Effective Date (or the first available date if the Effective Date falls within a blackout period) with a grant date fair market value equal to 500% of base salary and an exercise price equal to the closing market price of a share of the Company’s common stock on the New York Stock Exchange on the grant date. The Initial Grant will be subject to the terms and conditions of the Company’s Section 162(m) Incentive Plan and Amended and Restated Management Stock Option Incentive Plan, as well as an award agreement. The Initial Grant will vest on the later of (i) the fifth anniversary of the Effective Date and (ii) the date on which the Company achieves performance criteria that will be determined by the Board in advance of the Initial Grant in consultation with the Executive. As a result of the Initial Grant’s cliff vesting it serves as an additional retention device during a key period in the industry and Mr. Creel’s future incentive grants have been adjusted to reflect the Initial Grant amount.

In addition, on the Effective Date, Mr. Creel will receive a grant of stock options and performance share units with an aggregate grant value equal to 50% of base salary, which will be subject to the same terms, conditions, and performance criteria as Mr. Creel’s 2017 long-term incentive grant. However, if the Effective Date occurs prior to July 1, 2017, then the grant value will be increased proportionately, to a maximum of 100% of base salary, based on the portion of calendar year 2017 that Mr. Creel actually serves as the Company’s CEO.

The Employment Agreement also provides that, in recognition of Mr. Creel’s forfeiture of a supplemental retirement benefit from his former employer, Mr. Creel will be entitled to (i) a retirement benefit equal to $58,800 per year, payable in equal monthly installments, commencing on the later of Mr. Creel’s separation from service and June 1, 2033, and continuing until his death, and a reduced benefit of $29,400 per year payable to his surviving spouse thereafter (the “Make-Up Pension Payments”), and (ii) a grant of fully vested deferred share units under the Company’s Senior Executives Deferred Share Unit Plan, with a value equal to $47,637 and payable as provided in such plan.

Mr. Creel will also be entitled to receive the following benefits: Company-provided housing in Calgary; reimbursement for moving expenses in accordance with the Company’s relocation policy if Mr. Creel relocates for purposes of carrying out his duties under the Employment Agreement; use of the Company’s corporate jet for business and family visitation in North America; use of a Company-provided vehicle; reimbursement for one golf club membership (not to exceed $25,000 per year); Company-paid tax preparation services; Company-paid financial counseling (not to exceed $25,000 per year); and participation in the Company’s other health and welfare plans available to other U.S.-based executives and an annual, Company-paid medical examination.

Upon the termination of Mr. Creel’s employment for any reason, he will be entitled to receive any accrued but unpaid base salary, reimbursable expenses, and vacation time. Upon a termination due to Mr. Creel’s death or disability, in either case prior to July 1, 2022, Mr. Creel will remain entitled to vesting of the Initial Grant as though Mr. Creel’s employment had continued through July 1, 2022, subject to achieving the applicable performance goals.

In addition, upon a termination by the Company without “cause” (as defined in the Employment Agreement), Mr. Creel will be entitled to receive (i) a lump sum payment equal to two times the sum of his base salary and target bonus, and (ii) outstanding equity will be addressed in accordance with the applicable plan terms with the exception of the Initial Grant which will be forfeited if such termination occurs prior to July 1, 2022. Mr. Creel has agreed to sign a release in favor of the Company in exchange for these benefits.

Mr. Creel will also be subject to customary restrictive covenants in the Employment Agreement, including perpetual nondisclosure of confidential information, return of Company property, assignment of developments, and, during employment and for 2 years following termination, noncompetition and nonsolicitation of employees, customers, and suppliers.

In addition, in accordance with the Company’s share ownership guidelines, Mr. Creel will be required to maintain a minimum level of share ownership in the Company equal to six times his annual salary.

A copy of the Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

ITEM 8.01.	Other Events.

A copy of the press release announcing the above mentioned matters is attached as Exhibit 99.1 to this current report on Form 8- K.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 10.1	Post-Retirement Consulting Agreement, between the Company and E. Hunter Harrison.
Exhibit 10.2	Employment Agreement, between the Company and Keith Creel.
Exhibit 99.1	Press Release dated July 20, 2016, announcing Keith Creel to become President and CEO of the Company on July 1, 2017 and three-year, post-retirement consulting agreement with E. Hunter Harrison.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2016

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.1	Post-Retirement Consulting Agreement, between the Company and E. Hunter Harrison.
Exhibit 10.2	Employment Agreement, between the Company and Keith Creel.
Exhibit 99.1	Press Release dated July 20, 2016, announcing Keith Creel to become President and CEO of the Company on July 1, 2017 and three-year, post-retirement consulting agreement with E. Hunter Harrison.